EXECUTION VERSION

FIRST AMENDMENT
TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of December 20, 2013 and is entered into by and among GFA Brands, Inc., a Delaware corporation (“GFA”), UHF Acquisition Corp., a Delaware corporation (“UHF”), Udi’s Healthy Foods, LLC, a Colorado limited liability company (“Udi”; and together with GFA and UHF, each a “Borrower” and collectively, the “Borrowers”), Boulder Brands, Inc. (formerly known as Smart Balance, Inc.), a Delaware corporation (the “Parent”), as a Guarantor, the other Guarantors party hereto, Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the lenders listed on the signature pages hereto, and is made with reference to that certain Credit Agreement, dated July 9, 2013 (as amended to, but not including, the date hereof, the “Credit Agreement”), by and among the Borrowers, the Parent, the lenders party thereto, the Administrative Agent and the other persons named therein. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment (the “Amended Agreement”).

RECITALS

WHEREAS, pursuant to Section 1.16 of the Credit Agreement, the Borrower has requested that the Persons set forth on Schedule I hereto (the “Incremental Term Lenders”) make Incremental Term Loans in an aggregate amount not to exceed $25,000,000;

WHEREAS, the Incremental Term Lenders are willing to make such Incremental Term Loans to the Borrower on the terms and subject to the conditions set forth herein and in the Credit Agreement;

WHEREAS, this Amendment is an Incremental Amendment under and as defined in Section 1.16 of the Credit Agreement and the parties hereto hereby agree that the Credit Agreement shall be amended as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I. AMENDMENTS TO CREDIT AGREEMENT

1.1          Amendment to Schedule 1. Schedule 1 to the Credit Agreement is, effective as of the First Amendment Effective Date, hereby amended by deleting such Schedule in its entirety and replacing it with Schedule A hereto.

1.2          Amendments to Section 5: Definitions.

A.           Section 5 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:

“First Amendment” means that certain First Amendment to Credit Agreement dated as of December 20, 2013 among the Borrowers, the Parent, as a Guarantor, the other Guarantors party thereto, the Administrative Agent and the Lenders listed on the signature pages thereto.

“First Amendment Effective Date” means the earliest date of satisfaction of the conditions referred to in Section II of the First Amendment.

“Incremental Term Lender” has the meaning assigned to such term in the First Amendment.

B.           Section 5 of the Credit Agreement is hereby amended by deleting the definitions of the terms set forth below in their entirety and replacing them with the following:

“Term Credit” means the credit facility for the Term Loans described in Section 1.1(a) hereof (including, for the avoidance of doubt, the Incremental Term Loans described in the First Amendment).

“Term Lender” means (a) at any time on or prior to the Closing Date, any Lender with a Term Loan Commitment at such time, (b) at any time on or prior to the First Amendment Effective Date, any Incremental Term Lender with a Term Loan Commitment at such time, (c) at any time after the Closing Date, any Lender with an outstanding Term Loan at such time and (d) at any time after the First Amendment Effective Date, any Incremental Term Lender with an outstanding Term Loan at such time.

“Term Loan” is defined in Section 1.1(a) hereof and, as so defined, includes a Base Rate Loan or a Eurocurrency Loan, each of which is a “type” of Term Loan hereunder. It is understood and agreed that all term loans funded by the Incremental Term Lenders on the First Amendment Effective Date pursuant to Section 1.16 hereof shall, from and after such funding, be Term Loans for all purposes of this Agreement and shall be subject to all terms and conditions set forth herein that are otherwise applicable to Term Loans made hereunder.

“Term Loan Commitment” means, (a) as to any Lender, the obligation of such Lender to make its Term Loan on the Closing Date in the principal amount not to exceed the amount set forth opposite such Lender’s name under the caption “Term Commitment (prior to funding on the Closing Date)”on Schedule 1 attached hereto and made a part hereof and (b) as to any Incremental Term Lender, the obligation of such Incremental Term Lender to make its Term Loan on the First Amendment Effective Date in the principal amount not to exceed the amount set forth opposite such Incremental Term Lender’s name under the caption “Term Commitment (prior to funding on the First Amendment Effective Date)”on Schedule I attached hereto and made a part hereof. The aggregate amount of the Term Loan Commitments on the Closing Date, prior to the funding of Term Loans on the Closing Date, was $250,000,000. The aggregate amount of the Term Loan Commitments on the First Amendment Effective Date, prior to the funding of Term Loans on the First Amendment Effective Date, is $25,000,000.

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“Term Loan Facility” shall mean the credit facility represented by the Term Loans made on the Closing Date and on the First Amendment Effective Date.

C.           Section 5 of the Credit Agreement is hereby amended by inserting the text “; provided further, that the initial Interest Period with respect to any Borrowing funded by the Incremental Term Lenders on the First Amendment Effective Date will be a period commencing on the First Amendment Effective Date and ending on January 16, 2014” immediately before the “.” at the end of clause (iv) of the proviso in the definition of “Interest Period”.

1.3          Amendment to Section 1.1. The second and third sentences of Section 1.1(a) of the Credit Agreement are hereby amended and restated in their entirety with the following:

“The Term Loans shall be advanced in a single Borrowing on each of the Closing Date and the First Amendment Effective Date, as applicable, and shall be made ratably by the relevant Term Lenders in proportion to their respective Term Loan Percentages, at which time the corresponding Term Loan Commitments shall expire; provided that, each of the parties hereto hereby agrees that the Administrative Agent may, in consultation with the Borrowers, take any and all action as may be reasonably necessary to ensure that, upon the effectiveness of the making of the Term Loans on the First Amendment Effective Date, all such Term Loans are included in each Borrowing of outstanding Term Loans on a pro rata basis. As provided in Section 1.6(a) hereof, the Borrowers may elect that the Term Loans be outstanding as Base Rate Loans or Eurocurrency Loans.”

1.4          Amendment to Section 1.8(a). Section 1.8(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Scheduled Payments of Term Loans. The Borrowers shall make principal payments on the Term Loans in installments on the last day of each March, June, September, and December in each year, commencing with the calendar quarter ending December 31, 2013, with the amount of each such principal installment to equal the amount set forth in Column B below shown opposite of the relevant due date as set forth in Column A below:

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Column A	Column B

Payment Date	Scheduled Principal Payment on Term Loans
9/30/13	$625,000
12/31/13	$687,656.64
03/31/14	$687,656.64
06/30/14	$687,656.64
09/30/14	$687,656.64
12/31/14	$687,656.64
03/31/15	$687,656.64
06/30/15	$687,656.64
09/30/15	$687,656.64
12/31/15	$687,656.64
03/31/16	$687,656.64
06/30/16	$687,656.64
09/30/16	$687,656.64
12/31/16	$687,656.64
03/31/17	$687,656.64
06/30/17	$687,656.64
09/30/17	$687,656.64
12/31/17	$687,656.64
03/31/18	$687,656.64
06/30/18	$687,656.64
09/30/18	$687,656.64
12/31/18	$687,656.64
03/31/19	$687,656.64
06/30/19	$687,656.64
09/30/19	$687,656.64
12/31/19	$687,656.64
03/31/20	$687,656.64
06/30/20	$687,656.64

; provided that a final payment comprised of all principal and interest not sooner paid on the Term Loans shall be due and payable on the Term Loan Maturity Date. Each such principal payment shall be applied to the Term Lenders pro rata based upon their Term Loan Percentages.”

1.5          Amendment to Section 6.4. Section 6.4 of the Credit Agreement is hereby amended by adding the following sentence at the end of the first sentence thereof:

The proceeds of the Term Loans funded on the First Amendment Effective Date shall be used by the Borrower for general corporate purposes.

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SECTION II. CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):

A.           Execution. The Administrative Agent shall have received a counterpart of this Amendment, executed and delivered by a duly authorized officer of each of the Borrowers, the Parent, the other Guarantors (if any), each of the Incremental Term Lenders and the Administrative Agent, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

B.           Notice of Borrowing Request. The Administrative Agent shall have received a Notice of Borrowing from the Borrowers.

C.           Increase Request. The Administrative Agent shall have received an Increase Request from the Borrowers at least five (5) Business Days prior to the First Amendment Effective Date.

D.           Legal Opinion. The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Incremental Term Lenders and dated the First Amendment Effective Date) of counsel to the Parent, each Borrower and each Guarantor, in form and substance reasonably satisfactory to the Administrative Agent.

E.           Governing Documents. The Administrative Agent shall have received (i) a copy of the Parent’s, each Borrower’s and each Guarantor’s certificate or articles of incorporation (or comparable organizational documents), including all amendments thereto, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of the Parent, each Borrower and each Guarantor as of a recent date, from such Secretary of State and (ii) a certificate of the Secretary or Assistant Secretary of the Parent, each Borrower and each Guarantor dated the First Amendment Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Parent, each Borrower and each Guarantor as in effect on the First Amendment Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below; (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or similar governing body) of the Parent, each Borrower and each Guarantor authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of the Parent, each Borrower and each Guarantor have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of the Parent, each Borrower and each Guarantor.

F.           Fees. The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the First Amendment Effective Date and, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

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G.           Necessary Consents. All requisite Governmental Authorities and third parties shall have approved or consented to the transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall not be any pending or threatened litigation, governmental, administrative or judicial action that could reasonably be expected to restrain, prevent or impose burdensome conditions on the transactions contemplated hereby.

H.           Representations and Warranties. Both before and immediately after giving effect to this Amendment and the transactions contemplated hereby, all representations and warranties contained in Section III hereof shall be true and correct in all material respects.

I.           Absence of Default. No Default or Event of Default exists or will result from the making of the Term Loans by the Incremental Term Lenders on the First Amendment Effective Date or the consummation of the other transactions contemplated by this Amendment.

SECTION III. REPRESENTATIONS AND WARRANTIES

In order to induce the other parties hereto to enter into this Amendment and to induce the Incremental Term Lenders to make Term Loans on the First Amendment Effective Date, each Borrower, the Parent and each other Guarantor (if any) represents and warrants to each Lender (including the Incremental Term Lenders) that the following statements are true and correct, as of the First Amendment Effective Date:

A.           Power and Authority. Each Borrower, the Parent and each other Guarantor (if any) has full right and authority to enter into this Amendment, to carry out the transactions contemplated by, and to perform its obligations hereunder and under the Amended Agreement and the other Loan Documents to which it is a party.

B.           Authorization. The transactions contemplated by this Amendment and the Amended Agreement are within each Borrower’s, the Parent’s and each other Guarantor’s (if any) corporate power and have been duly authorized by all necessary corporate and, if required, stockholder action.

C.           No Conflicts. This Amendment, the Amended Agreement and the other Loan Documents do not, nor does the performance or observance by each Borrower, the Parent or each other Guarantor (if any) of any of the matters and things herein or therein provided for, (i) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon each Borrower, the Parent or each other Guarantor (if any) or any provision of the organizational documents (e.g., charter, certificate or articles of incorporation and by-laws, certificate or articles of association and operating agreement, partnership agreement, or other similar organizational documents) of each Borrower, the Parent or each other Guarantor (if any), (ii) contravene or constitute a default under any covenant, indenture or agreement of or affecting each Borrower, the Parent or each other Guarantor (if any) or any of their Property, in each case where such contravention or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien on any Property of each Borrower, the Parent or each other Guarantor (if any) other than the Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents and Liens permitted by this Amendment and the other Loan Documents.

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D.           Governmental Approvals. No authorization, consent, license or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by each Borrower, the Parent or each other Guarantor (if any) of this Amendment, except for such approvals which have been obtained prior to the date of this Amendment and remain in full force and effect and except for filings or registrations previously filed to release or perfect Liens granted pursuant to the Collateral Documents.

E.           Enforceability. This Amendment and the Amended Agreement have been duly authorized, executed, and delivered by such Persons and constitute valid and binding obligations of the Parent, each Borrower and each other Guarantor (if any) enforceable against them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

F.           Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Section 6 of the Credit Agreement are and will be true and correct in all material respects on and as of the First Amendment Effective Date.

SECTION IV. MISCELLANEOUS

A.           Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)          This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and on and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

(ii)         Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)        The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent, any Lender or any other secured party under the Credit Agreement or any of the other Loan Documents.

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(iv)        The Incremental Term Loans shall be treated as Term Loans for all purposes under the Credit Agreement, including without limitation with respect to maturity, prepayments, repayments, interest rate and other economic terms. Notwithstanding anything in the Credit Agreement to the contrary, the initial Interest Period with respect to Incremental Term Loans shall commence on the First Amendment Effective Date and end on the date(s) necessary (as determined by the Administrative Agent) to ensure that all such Incremental Term Loans are included in each Borrowing of outstanding Term Loans on a pro rata basis. The Administrative Agent is hereby authorized to take all actions as may be reasonably necessary to ensure that all such Incremental Term Loans are included in each Borrowing of outstanding Term Loans on a pro rata basis and the Administrative Agent shall be authorized to mark the Register accordingly to reflect the amendments and adjustments set forth herein.

B.           Reaffirmation. Each of the Borrowers, the Parent and the other Guarantors (if any) hereby (a) agree that, notwithstanding the effectiveness of this Amendment, the Security Agreement, the Security Agreement Re: Intellectual Property and each of the other Collateral Documents continue to be in full force and effect and are not impaired or adversely affected in any manner whatsoever, (b) confirms its guarantee of the Obligations and its grant of a security interest in its assets as Collateral therefor, all as provided in the Loan Documents as originally executed and (c) acknowledges that such guarantee and grant continues in full force and effect in respect of, and to secure, the Obligations under the Amended Agreement and the other Loan Documents, including, without limitation, the Term Commitments and the Incremental Term Loans.

C.           Headings. Section and Subsection headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

D.           Governing Law; Jurisdiction; Consent of Service of Process. (i) THIS AMENDMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(ii)         Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable Legal Requirements, in such federal court. Each party hereto hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. Nothing in this Amendment or any other Loan Document or otherwise shall affect any right that the Administrative Agent, the L/C Issuer or any Lender may otherwise have to bring any action or proceeding relating to this Amendment or any other Loan Document against the Borrower or any Guarantor or its respective properties in the courts of any jurisdiction.

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(iii)        Each Borrower and each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirements, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment or any other Loan Document in any court referred to in Section 13.23(b) of the Amended Agreement. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(iv)        Each party to this Amendment irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopy or e-mail) in Section 13.9 of the Amended Agreement. Nothing in this Amendment or any other Loan Document will affect the right of any party to this Amendment to serve process in any other manner permitted by applicable Legal Requirements.

E.           Waiver of Jury Trial. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to any Loan Document or the transactions contemplated thereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this amendment by, among other things, the mutual waivers and certifications in this Section IV.E.

F.           Severability. Any provision of this Amendment which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Amendment may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Amendment are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Amendment or the other Loan Documents invalid or unenforceable.

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G.           Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or via other electronic (e.g., “pdf” or “tif”) means satisfactory to the Administrative Agent shall be effective as delivery of a manually executed counterpart of this Amendment.

[Remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWERS:

GFA BRANDS, INC.

By:	/s/ Christine Sacco
Name: Christine Sacco
Title: Chief Financial Officer, Treasurer and Assistant Secretary

UHF ACQUISITION CORP.

By:	/s/ Christine Sacco
Name: Christine Sacco
Title: Chief Financial Officer and Treasurer

UDI’S HEALTHY FOODS, LLC

By:	/s/ Christine Sacco
Name: Christine Sacco
Title: Chief Financial Officer, Treasurer and Assistant Secretary

[Signature Page to First Amendment]

PARENT:

BOULDER BRANDS, INC.

By:	/s/ Christine Sacco
Name: Christine Sacco
Title: Chief Financial Officer and Treasurer

[Signature Page to First Amendment]

CITIBANK, N.A., as Administrative Agent

By:	/s/ Kevin Johns
Name: Kevin Johns
Title: Vice President

[Signature Page to First Amendment]

CITIBANK, N.A.,
as an Incremental Term Lender

By:	/s/ Kevin Johns
Name: Kevin Johns
Title: Vice President

[Signature Page to First Amendment]